Exhibit 99.1

For Further Information:
Eloise L. Mackus, Interim CEO
Phone: 330.576.1208
Fax: 330.666.7979

David Hertz, Dix & Eaton
Phone: 216.241.2145
Fax: 216.241.3070

MARK ALLIO, RAYMOND HEH STEP DOWN FROM LEADERSHIP POSITIONS
WITH CENTRAL FEDERAL CORPORATION AND CFBANK

•	Board names Executive Vice President Eloise Mackus as Interim CEO

•	‘Fresh perspective’ seen as helping take advantage of opportunities, increase stockholder value

Fairlawn, Ohio – May 21, 2010 – Central Federal Corporation (Nasdaq: CFBK) announced today that its Board of Directors has accepted the resignation of Mark S. Allio from all positions within the Company, CFBank and the Board, effective June 1. In addition, Raymond E. Heh will retire from his position as President and Chief Operating Officer of CFBank as of that date.

Allio, 55, has been the Chairman of the Company and CFBank since January 1, 2006, and President and Chief Executive Officer of the Company and Chief Executive Officer of CFBank since February 1, 2005. He has been a Director since 2003.

Heh, 67, has been President and Chief Operating Officer of CFBank since 2003.

The Board named Eloise L. Mackus, 60, to serve as Interim Chief Executive Officer. Mackus, who has more than 20 years of banking-related experience, is currently Executive Vice President, General Counsel & Secretary and will retain her responsibilities as Secretary.

All other members of the bank’s senior leadership will remain, including Chief Financial Officer Therese A. Liutkus, 51, who brings 25 years of banking-related experience to her position.

“While CFBank remains well capitalized, the fresh perspective of new leadership can help it take better advantage of its many future opportunities and increase stockholder value,” said Director Jerry F. Whitmer.

“We are extremely confident of Elly’s ability to guide this organization and its well-seasoned management team through a seamless leadership transition. We are also confident in the bank’s ability to continue to execute on its mission and business plan and to provide financing to businesses and consumers in the communities we serve.”

Whitmer said the Board will give strong consideration to Mackus as it searches for Allio’s permanent successor.

Mackus has been with the bank and holding company since July 2003. She previously practiced in law firms in Connecticut and Ohio and was the vice president and general manager of International Markets for The J. M. Smucker Company, where she had previously been assistant general counsel. Mackus completed a Bachelor of Arts at Calvin College and a JD at the University of Akron School of Law as well as executive studies at the Graduate School of Business, Harvard University, and the American Graduate School of International Management (Thunderbird).

“CFBank has a strong cadre of talented team members, and we are confident that we will continue to provide the high level of service our clients have learned to expect and enjoy from us,” said Mackus.

Whitmer added, “We extend our thanks and best wishes to both Mark and Ray, who have realized considerable success throughout their distinguished banking careers.”

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.

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